UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A
Registration of Certain Classes of Securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	13-2599131
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

70 Lake Drive Hightstown, NJ 08520 Phone: (609) 426-4666
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	Pacific Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box   [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  [  ]

Securities Act registration statement file number to which this form relates 333-116947

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $.01 per share, to be registered hereunder is contained under the caption “Description of Capital Stock” on page 22 of the prospectus constituting a part of the Registration Statement on Form SB-2/A (Reg. No 333-116947) as filed with the Securities and Exchange Commission on July 21, 2004, and such description is hereby incorporated by reference.

Item 2   Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: September 14, 2005	By: /S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer